UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2011

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2011, Alon USA Energy, Inc. (the “Company”) paid cash bonuses to the Company’s 2010 named executive officers pursuant to its annual cash bonus plan for the fiscal year ended December 31, 2010.

The amounts of these bonuses had not been determined at the time of the filing of the Company’s Proxy Statement for the Annual Meeting of Stockholders (the “Proxy Statement”) and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table set forth therein. The amount awarded to each of the Company’s 2010 named executive officers and the amount of compensation that would have been reflected in the “Total” column of the Summary Compensation Table had the amounts of these awards been determined prior to the filing of the Proxy Statement are set forth below.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Jeff D. Morris
Chief Executive Officer (PEO)	83,275	1,199,259
Shai Even
Senior Vice President and Chief Financial Officer (PFO)	70,275	581,776
Joseph Israel
Chief Operating Officer	67,575	541,918
Michael Oster
Senior Vice President of Mergers and Acquisitions	58,990	498,807
Alan Moret
Senior Vice President of Supply	82,584	566,632

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	May 16, 2011	By:	/s/ Sarah Braley Campbell
Sarah Braley Campbell
Secretary